EXHIBIT 32.2

SECTION 1350 CERTIFICATION BY THE CHIEF FINANCIAL OFFICER

     I, M. Michael Owens, Chief Financial Officer of United States Lime & Minerals, Inc. (the “Company”), hereby certify that to my knowledge:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2005	/s/ M. Michael Owens
M. Michael Owens
Vice President and Chief Financial Officer